Alberta	Articles of Amendment Business Corporations Act Section 29 or 177
1. Name of Corporation ORE-MORE RESOURCES INC.	CORPORATE ACCESS NUMBER: 2013313669

3.

Item number      3     of the Articles of the above named corporation are amended in accordance with Section     173(1)(m) of the Business Corporations Act.

The restrictions on share transfers of the Corporation as set forth in Item No. 3 of the Articles of Incorporation are hereby amended in its entirety to read as follows:

3.

Restrictions on Share Transfers (if any):

NO SHARES OF THE CORPORATION SHALL BE TRANSFERRED WITHOUT THE APPROVAL OF THE DIRECTORS OF THE CORPORATION AS EVIDENCED BY A RESOLUTION OF THE DIRECTORS OF THE CORPORATION.

/s/ Divian Dennis

Divian Dennis

2008/01/29

Authorized Signature

        Name of Person Authorizing (please print)

     Date

DL #90847-328

PARALEGAL

Identification

Title (please print)

         (not applicable for societies)

This information is being collected for the purposes of corporate registry records in accordance with the Business Corporations Act.  Questions about the collection of this information can be directed to the Freedom of Information and Protection of Privacy Coordinator for the Alberta Government, Box 3140, Edmonton, Alberta, T5J 2G7, (780) 427-7013.

REG3054 (2003/05)